UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	90-0631477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 31, 2012, Tyco International Ltd. (“Tyco”) announced that it recorded an equity loss of $9 million for the quarter ended December 30, 2011 related to the results of Atkore International Group Inc. (“Atkore Group”). Atkore Group owns 100% of the outstanding capital stock of Atkore International Holdings Inc. (“Atkore”). The loss recorded by Tyco is based on, among other things, Atkore’s actual net income or loss, as well as Tyco’s proportionate ownership interest in Atkore Group, which is subject to adjustment from time-to-time.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information in this report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ Karl J. Schmidt
	Name:	Karl J. Schmidt
	Title:	Vice President and Chief Financial Officer